UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 10, 2025

ARTERIS, INC.

(Exact name of Registrant, as specified in its charter)

Delaware	001-40960	27-0117058
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

900 E. Hamilton Ave., Suite 300

Campbell, CA 95008

(Address of principal executive offices, including Zip code)

Registrant’s telephone number, including area code: (408) 470-7300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AIP	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Agreement and Plan of Merger and Reorganization

On December 10, 2025, Arteris, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Cabernet Merger Sub I, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub I”), Arteris Security, LLC, a Delaware limited liability company and wholly-owned subsidiary of the Company (“Merger Sub II”), Cycuity, Inc., a Delaware corporation (“Cycuity”), and Shareholder Representative Services LLC, solely in its capacity as Holder Representative, as defined in the Merger Agreement.

The Merger Agreement provides for the acquisition of Cycuity by the Company through a two-step merger process. First, Merger Sub I will merge with and into Cycuity, with Cycuity as the surviving corporation (the “First Merger”). Immediately following the First Merger, Cycuity will merge with and into Merger Sub II, with Merger Sub II surviving as a wholly-owned subsidiary of the Company (the “Second Merger,” and together with the First Merger, the “Mergers”). The Merger Agreement contains customary representations, warranties, and covenants by the parties.

Merger Consideration

Pursuant to the terms of the Merger Agreement, the aggregate consideration to be paid by the Company is up to $45,000,000, consisting of:

1.	Closing Consideration

•	$13,500,000 in cash.

•

$19,500,000 in shares of the Company’s common stock, par value $0.001 per share. The number of shares to be issued will be based on the volume-weighted average price of the Company’s common stock for the 30 consecutive trading days preceding the second trading day prior to the closing date, subject to a collar mechanism (the “VWAP”).

2.	Earnout Consideration

•

Up to an additional $12,000,000, payable in shares of the Company’s common stock converted at the VWAP, contingent upon Cycuity achieving certain specified bookings milestones for the 2026 calendar year.

The closing consideration is subject to customary adjustments, including for Cycuity’s closing cash, indebtedness, transaction expenses, and a working capital adjustment. In addition, pursuant to the terms of the Merger Agreement, certain holders of Cycuity securities will receive cash instead of the Company’s common stock.

Escrow and Indemnification

At closing, the Company will deposit into escrow a portion of the merger consideration, consisting of:

•	An indemnity escrow amount of $3,300,000 in a mix of cash and the Company’s common stock to be held for 12 months to partially secure indemnification claims under the Merger Agreement.

•	An adjustment escrow amount of $330,000 in cash to secure post-closing purchase price adjustments.

Closing Conditions and Termination

The consummation of the Mergers is subject to customary closing conditions, including, among others: (i) the approval of the Merger Agreement by Cycuity’s stockholders; (ii) the absence of any law or order prohibiting the Mergers; (iii) the accuracy of the parties’ respective representations and warranties; (iv) the performance by the parties of their respective covenants; and (v) the absence of a material adverse effect on Cycuity.

The Merger Agreement also contains customary termination rights for both the Company and Cycuity.

The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

2.1†	Agreement and Plan of Merger and Reorganization, dated as of December 10, 2025, by and among Arteris, Inc., Cabernet Merger Sub I, Inc., Arteris Security, LLC, Cycuity, Inc., and Shareholder Representative Services LLC, solely in its capacity as Holder Representative.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document).

†

Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 11, 2025

By:	/s/ Nicholas B. Hawkins
Name:	Nicholas B. Hawkins
Title:	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

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